Exhibit 10.1

Addendum 2 to Loan and Partnership Agreement

This Addendum to the Loan and Partnership Agreement signed on the July 31, 2024 (the “Agreement”) (the “Addendum”) is effective as of September 8, 2025 (the “Effective Date”) by and between Horizons RES PE1 UG (haftungsbeschränkt) & Co. KG, a German Partnership, registered in the commercial register of the local court of Coburg under No. HRA 5449 (the “Partnership”), wholly owned by Solterra Renewable Energy Ltd., an Israeli company number 516641602 with its address located at 6l Jabotinsky Street, B.S.R Tower l, Petach Tikva, Israel (the “Company”) and the lenders, Schedule A (the “Lenders”). The Partnership and the Lenders referred to collectively as the “Parties” and individually as a “Party”.

WHEREAS, the Partnership desires funding to initiate a study for optimizing a battery storage facility (the “Project”) near the Melz PV Project; and

WHEREAS, the Lenders have agreed to provide Euro 600,000 as set forth in Schedule A, to the Partnership in the form of a loan, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	Terms of the Loan

1.1.	The Lenders hereby commit to provide the Partnership a Loan in the aggregate amount of Euro 600,000 (twenty five thousand Euros) in accordance with the commitments listed in Schedule A (the “Principal Amount”).

1.2.	The loan is made avalable in order to finance the Development of a battery energy storage system in the Melz Project in an amount of 600,000 Euro as described in the development service agreement attached as Schedule B.

1.3.	Interest shall accrue on the Principal Amount at a rate of 7% (seven percent) per annum (the “Interest”, and together with the Principal Amount, the “Loan”) for a the same period as loan provided in the Agreement. (the “Maturity Date”).

1.4.	The Loan shall be repaid to the Lenders upon the earlier of (i) the sale of the Partnership or (ii) the Maturity Date.

1.5.	all other terms shall be as agrred upon in the agreement.

Signatures on next Page

2

IN WITNESS WHEREOF, the Parties have caused this Addendum to be executed as of the date first written above, by their duly authorized representatives.

Borrower

Horizons RES PE1

By:	/s/ Yair Harel
Name:	Yair Harel
Title:

Company

Solterra Renewable Energy Ltd.

By:	/s/ Yair Harel Eran Litvak
Name:	Yair Harel Eran Litvak
Title:

Lenders

N2OFF, Inc.

By:	/s/ David Palach
Name:	David Palach
Title:	CEO

L.I.A. Pure Capital Ltd.

By:	/s/ Kfir Silberman
Name:	Kfir Silberman
Title:	CEO

3

Schedule A

List of Lenders

Lender Name	Percent of the Principal Amount
N2OFF Inc company# 26-4684680	75%
L.I.A. Pure Capital Ltd company# 514408715 On its behalf and on behalf of David Masasa I.D. 56408677 and ZIG INVESTMENT ONE LLC A FL CORP EIN ###-##-####	25%

4

Schedule B

Development Service Agreement